UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2004

CARDIODYNAMICS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

California	0-11868	95-3533362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 535-0202

N/A

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On March 22, 2004, CardioDynamics International Corporation (the “Company”) completed the acquisition of substantially all of the assets (the “Acquired Assets”) of the Vermed division (“Vermed”) of Vermont Medical, Inc. The purchase price consisted of $12 million in cash and the issuance to Vermont Medical, Inc. of 745,733 shares of the Company’s common stock. The consideration is subject to an adjustment based on the level of working capital included in the Acquired Assets at closing. The nature and amount of consideration related to the acquisition were determined by arms-length negotiations between representatives of the Company and Vermont Medical, Inc. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission with respect to the shares issued to Vermont Medical, Inc. within 20 days of the date of the closing.

Vermed is a manufacturer of electrodes and related supplies used in electrocardiogram and other diagnostic procedures for cardiology, electrotherapy, sleep testing, neurology and general purpose diagnostic testing. Vermed is located in Bellows Falls, Vermont.

The Acquired Assets primarily include real property, inventory, receivables, manufacturing equipment, personal property, business contracts and licenses. The Company intends to continue to operate the Acquired Assets on substantially the same basis as such assets were operated by Vermed prior to the closing.

Item 5. Other Events and Required FD Disclosure.

In connection with the acquisition of the Acquired Assets, on March 22, 2004, the Company modified its credit facility with Comerica Bank to increase the amount of its credit facility from $4 million to $5 million (the “Facility”) and to provide for a term loan in the amount of $7 million (the “Term Loan”) to provide a portion of the cash consideration paid to Vermont Medical, Inc. The Facility has a maturity date of September 14, 2004. The Term Loan has a maturity date of March 22, 2008. The Facility and the Term Loan each bear interest at a rate of Comerica Bank’s monthly prime rate plus 0.5% and are subject to adjustment on a monthly basis. The obligations of the Company under the Facility and the Term Loan are secured by a pledge on all of the Company’s assets.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial statements of businesses acquired.*

(b)	Pro forma financial information.*

* It was impracticable to provide the financial statements of the business acquired and the required pro forma financial information at the time this report was filed. The omitted information will be filed as soon as practicable, but in no event later than 60 days after this report must be filed.

(c)	Exhibits.

Exhibit 2.1	Asset Purchase Agreement dated March 22, 2004 by and among CardioDynamics International Corporation, Vermed, Inc. and Vermont Medical, Inc.

Exhibit 10.1	Amended and Restated Loan and Security Agreement dated March 22, 2004 by and between CardioDynamics International Corporation and Comerica Bank.

Exhibit 99.1	Press release dated March 22, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2004

CARDIODYNAMICS INTERNATIONAL CORPORATION

By:	/s/ Stephen P. Loomis
Name:	Stephen P. Loomis
Title:	Chief Financial Officer

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